EXHIBIT 23.2
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                          INDEPENDENT AUDITORS' CONSENT
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Board of Directors
CNS, Inc.:


         We consent to the incorporation by reference in this registration statement on Form S-8 of CNS, Inc. of our report dated April 23, 2003 with respect to the Consolidated Balance Sheets of CNS, Inc. and subsidiaries as of March 31, 2003 and 2002 and the related Consolidated Statement of Operations, Stockholders' Equity and Comprehensive Income (Loss), and Cash Flows for the years ended March 31, 2003, December 31, 2001 and December 31, 2000, and the three months ended March 31, 2002, incorporated by reference herein.


                                                /s/ KPMG LLP


Minneapolis, Minnesota
September 25, 2003